EARNINGS PRESS RELEASE &
SUPPLEMENTAL OPERATING & FINANCIAL DATA

Fourth Quarter 2025

NYSE:SUI

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarter and Year Ended December 31, 2025

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarter and Year Ended December 31, 2025
Forward-Looking Statements:
This document contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Sun Communities, Inc. (the "Company") intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments, and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intend," "goal," "estimate," "expect," "project," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "scheduled," "guidance," "target," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document, some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, in Part II, Item 1A of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2025. and in other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include those described under the heading "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying press release.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations, or otherwise, except as required by law.
Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.
Note on Non-GAAP Measures:
This document includes information regarding various non-GAAP supplemental performance measures, including funds from operations ("FFO"), Core FFO, net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA"), and Recurring EBITDA. For information on these non-GAAP measures, please refer to "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO," "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to NOI," "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Recurring EBITDA," and "Definitions and Notes."
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EARNINGS PRESS RELEASE
February 24, 2026
Sun Communities Reports 2025 Fourth Quarter and Full Year Results;
Provides 2026 Guidance and Increases Quarterly Distribution Rate for 2026

Net Income per Diluted Share of $0.99 for the Fourth Quarter and $10.84 for the Full Year of 2025
Core FFO per Share of $1.40 for the Fourth Quarter and $6.68 for the Full Year of 2025

North America Same Property NOI increased by 7.9% for the Fourth Quarter and 5.7% for the Full Year of 2025

Acquired 14 MH and RV Communities for $457.0 million and
Distributed Over $1.5 Billion of Capital to Shareholders,
Inclusive of Cash Distributions and Share Repurchases in 2025

Establishing Guidance for 2026, Expecting:
Core FFO per Share of $6.83 to $7.03
North American Same Property NOI Growth of 4.5% at the Midpoint; and
UK Same Property NOI Growth of 2.2% at the Midpoint

Southfield, Michigan, February 24, 2026 – Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities (collectively, the "properties"), today reported its fourth quarter and full year results for 2025.
Financial Results for the Quarter and Year Ended December 31, 2025
•For the quarter ended December 31, 2025, net income from continuing operations was $119.6 million, or $0.90 per diluted share, compared to a net loss from continuing operations of $241.5 million, or $1.85 per diluted share for the same period in 2024.
•For the quarter ended December 31, 2025, net income attributable to common shareholders was $121.9 million, or $0.99 per diluted share, compared to a net loss attributable to common shareholders of $224.4 million, or $1.77 per diluted share for the same period in 2024.
•For the year ended December 31, 2025, net income from continuing operations was $0.6 million, or a loss of $0.61 per diluted share, compared to net income from continuing operations of $32.9 million, or $0.12 per diluted share for the same period in 2024.
•For the year ended December 31, 2025, net income attributable to common shareholders was $1.4 billion, or $10.84 per diluted share, compared to net income attributable to common shareholders of $89.0 million, or $0.71 per diluted share for the same period in 2024.
Non-GAAP Financial Measures

•Core Funds from Operations ("Core FFO") for the quarter and year ended December 31, 2025, was $1.40 per common share and convertible securities ("Share") and $6.68 per Share, respectively, as compared to $1.41 and $6.81 for the same periods in 2024.
•Same Property Net Operating Income ("NOI")
◦North America Same Property NOI for MH and RV increased by $16.6 million and $51.9 million, or 7.9% and 5.7%, respectively, for the quarter and year ended December 31, 2025, as compared to the corresponding periods in 2024.
◦UK Same Property NOI decreased by $0.5 million and increased by $2.7 million, or (2.6)% and 3.5%, respectively, on a constant currency basis, for the quarter and year ended December 31, 2025, as compared to the corresponding periods in 2024.
"I'm pleased to report that Sun delivered strong fourth quarter results, reflecting the strength of our platform and the quality of our team's execution," said Charles Young, Chief Executive Officer. "Our North America Same Property NOI increased 7.9% in the fourth quarter, reflecting strong underlying fundamentals across our portfolio. During 2025, we invested more than $450 million to acquire high-quality communities and returned over $1.5 billion to our shareholders. Our strategic transformation has created a streamlined, focused platform that is ideally positioned to benefit from the ongoing demand for affordable housing, and our best-in-class balance sheet provides us with exceptional financial flexibility. As we look ahead, I am confident that our strong operational momentum will deliver sustainable growth and create lasting value for all stakeholders, while providing exceptional communities and experiences for our residents and guests."
OPERATING HIGHLIGHTS
North America Portfolio Occupancy
•MH and annual RV sites were 97.9% occupied at December 31, 2025, as compared to 98.0% at December 31, 2024.
•During the quarter ended December 31, 2025, the number of MH and annual RV revenue producing sites increased by approximately 140 sites.
•During the year ended December 31, 2025, the number of MH and annual RV revenue producing sites increased by approximately 1,140 sites.
Same Property Results
For the properties owned and operated by the Company since at least January 1, 2024, excluding properties classified as discontinued operations, the following table reflects the percentage changes for the quarter and year ended December 31, 2025, as compared to the same periods in 2024:

	Quarter Ended December 31, 2025				Year Ended December 31, 2025
	North America				North America
	MH	RV	Total	UK	MH	RV	Total	UK
Revenue	7.3%	2.7%	5.9%	3.7%	7.2%	—%	4.5%	5.0%
Expense	3.2%	0.6%	2.0%	10.4%	2.7%	1.8%	2.2%	6.6%
NOI	8.8%	5.0%	7.9%	(2.6)%	8.9%	(1.4)%	5.7%	3.5%

					As of December 31, 2025
					MH	RV	MH / RV	UK
Number of Properties					280	156	436	51
North America Same Property adjusted blended occupancy for MH and RV increased by 40 basis points to 99.1% at December 31, 2025, from 98.7% at December 31, 2024.

INVESTMENT ACTIVITY
During the quarter ended December 31, 2025, as previously disclosed, the Company completed the acquisition of 11 MH and three Annual RV properties for total cash consideration of $457.0 million.
During the quarter ended December 31, 2025, the Company completed the following dispositions:
•In December 2025, one MH property for total cash consideration of $10.3 million, with a gain on sale of $4.8 million.
•In December 2025, one UK development land parcel for total cash consideration of $10.1 million, with a gain on sale of $4.0 million.
Subsequent to the quarter ended December 31, 2025, the Company acquired one MH property for total cash consideration of $17.0 million.
Refer to page 13 for additional details related to the Company's acquisition and disposition activity.
BALANCE SHEET, CAPITAL MARKETS ACTIVITY, AND OTHER ITEMS
As of December 31, 2025, the Company had $4.3 billion in debt outstanding with a weighted average interest rate of 3.4% and a weighted average maturity of 7.1 years. At December 31, 2025, the Company's Net Debt to trailing twelve-month Recurring EBITDA ratio was 3.4 times.
Stock Repurchase Program
During the quarter ended December 31, 2025, the Company repurchased approximately 0.3 million shares of the Company's common stock at an average price of $124.14 per share for a total of $38.8 million. For the year ended December 31, 2025, the Company repurchased 4.3 million shares of the Company's common stock at an average price of $125.62 per share for a total of $539.1 million. Subsequent to the quarter ended December 31, 2025, through February 24, 2026, the Company repurchased approximately 0.5 million shares of the Company's common stock at an average price of $125.74 per share for a total of $57.3 million.
UK Ground Lease Transactions
For the year ended December 31, 2025, the Company repurchased the titles to 32 UK properties, previously controlled via ground leases, for $386.8 million, inclusive of taxes and fees, and recorded lease termination gains of $51.8 million. As of December 31, 2025, the Company no longer has a financial liability associated with ground leases in the UK.
Distribution Increase
The Company's Board of Directors has approved setting the quarterly distribution rate at $1.12 per common share and unit, an increase of $0.08, or approximately 8%, over the prior quarterly distribution rate of $1.04 per common share and unit.
The new quarterly rate equates to an annual distribution rate of $4.48 per common share and unit and is expected to commence with the first quarter distribution expected to be paid in April 2026. While the Board of Directors has adopted the new annual distribution policy, the amount of each quarterly distribution on the Company's common stock will be subject to approval by the Board of Directors.

2026 GUIDANCE
The Company is establishing full-year and first quarter 2026 guidance for diluted EPS and Core FFO per Share as follows:

	First Quarter Ending March 31, 2026		Full Year Ending December 31, 2026
	Low	High	Low	High
Diluted EPS attributable to the Consolidated Portfolio(a)	$0.14	$0.22	$2.63	$2.83
Depreciation and amortization	0.98	0.98	3.93	3.93
Gain on sale of assets	(0.04)	(0.04)	(0.17)	(0.17)
Distributions on preferred OP units	0.02	0.02	0.09	0.09
Noncontrolling interest	0.01	0.01	0.12	0.12
Transaction costs and other non-recurring G&A expenses	0.11	0.11	0.20	0.20
Difference in weighted average share count attributed to dilutive convertible securities	(0.01)	(0.01)	(0.11)	(0.11)
Other adjustments(b)	0.03	0.03	0.14	0.14
Core FFO per Share attributable to the Consolidated Portfolio(a)(b)	$1.24	$1.32	$6.83	$7.03
(a) The diluted share counts for both the quarter ending March 31, 2026 and the year ending December 31, 2026 are estimated to be 127.7 million, which assumes full conversion of all equity participating units, including common and preferred OP units, into the Company's common stock.
(b) Other adjustments consist primarily of business interruption insurance income and other items presented in the table Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO on page 5.
(c) The Company's guidance translates forecasted results from operations in the UK using the relevant exchange rate provided in the table presented below. The impact of fluctuations in Canadian and Australian foreign currency rates on guidance are not material.

Currencies	Exchange Rates
U.S. dollar ("USD") / British pound sterling ("GBP")	1.30
USD / Canadian dollar ("CAD")	0.72
USD / Australian dollar ("AUD")	0.64
Supplemental Guidance Tables:

Same Property Portfolio (in millions and %)	FY 2025 Actual Results	Expected Change in 2026
North America (MH and RV)
Revenues from real property	$1,458.1	3.7%	-	4.4%
Total property operating expenses	488.9	3.1%	-	3.5%
Total North America Same Property NOI(a)	$969.2	3.9%	-	5.0%

MH NOI (282 properties)	$688.3	5.4%	-	6.4%
RV NOI (157 properties)	$280.9	0.0%	-	1.8%

UK (52 properties)
Revenues from real property	$159.6	5.1%	-	5.9%
Total property operating expenses	79.2	8.4%	-	9.4%
Total UK Same Property NOI(a)(b)	$80.4	0.9%	-	3.4%
For the first quarter ending March 31, 2026, the Company's guidance range assumes North America Same Property NOI growth of 3.2% - 4.4% and UK Same Property NOI growth of (1.7)% - 2.3% on a constant currency basis.
v

Consolidated Portfolio Guidance For 2026 (in millions, excluding marinas)	FY 2025 Actual Results	Expected Results in FY 2026 at the Midpoint
Ancillary NOI	$28.0	$28.0
Interest income	$48.5	$20.0
Brokerage commissions and other, net(c)	$43.6	$45.5
FFO contribution from North American home sales	$6.6	$3.0
FFO contribution from UK home sales	$48.5	$49.5
General and administrative expenses excluding non-recurring expenses	$203.0	$212.0
Interest expense	$221.0	$149.5
Current tax expense	$10.8	$14.0

Seasonality	1Q26	2Q26	3Q26	4Q26
North America Same Property NOI:
MH	25%	25%	25%	25%
RV	16%	25%	40%	19%
Total	22%	25%	29%	24%
UK Same Property NOI	12%	28%	39%	21%
Home Sales FFO:
North America	—%	43%	36%	21%
UK	19%	31%	31%	19%
Consolidated Ancillary NOI	(15)%	34%	76%	5%
Consolidated EBITDA	19%	26%	32%	23%
Core FFO per Share(d)	19%	26%	33%	22%
Preliminary 2026 Rental Rate Increase
The Company expects to realize the following rental rate increases, on average, during 2026:

Average Rental Rate Increases Expected
North America
MH	5.0%
Annual RV	4.0%
UK	4.1%

Footnotes to Supplemental Guidance Tables:
(a)
Total North America Same Property results net $95.6 million and $101.0 million of utility revenue against the related utility expense in property operating expenses for 2025 results and 2026 guidance, respectively. Total UK Same Property results net $20.1 million and $21.7 million of utility revenue against the related utility expense in property operating expenses for 2025 results and 2026 guidance, respectively.

(b)	The amounts in the UK Same Property Portfolio table reflect constant currency, as British pound sterling figures included within the 2025 actual amounts have been translated at the assumed exchange rates used for 2026 guidance. Refer to Real Property Operations - UK Same Property Portfolio page 11 for reported numbers. Prior to constant currency adjustments, the Company expects UK Same Property NOI to increase by (1.4)% to 1.0% in 2026.
(c)	Brokerage commissions and other, net includes approximately $13.8 million and $12.8 million of business interruption income, and $16.4 million and $19.0 million of income from nonconsolidated affiliates for full year 2025 results and 2026 guidance, respectively. The business interruption income includes the pro rata recognition of the lump sum insurance settlement that was received during the quarter ended December 31, 2025.
(d)	Assumes full conversion of all equity participating units, including common and preferred OP units, into the Company's common stock.
The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 24, 2026. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

EARNINGS CONFERENCE CALL
A conference call to discuss fourth quarter results will be held on Wednesday, February 25, 2026 at 11:00 A.M. (ET). To participate, call toll-free at (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through March 11, 2026 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13757256. The conference call will be available live on the Company's website located at www.suninc.com. The replay will also be available on the website.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments, and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intend," "goal," "estimate," "expect," "project," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "scheduled," "guidance," "target," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, both general and specific to the matters discussed in this document, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, in Part II, Item 1A of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and in the Company's other filings with the Securities and Exchange Commission, from time to time, such risks, uncertainties and other factors include, but are not limited to:

∙	The Company's liquidity and refinancing demands;
∙	The Company's ability to obtain or refinance maturing debt;
∙	The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;
∙	Availability of capital;
∙	General volatility of the capital markets and the market price of shares of the Company's capital stock;
∙	Increases in interest rates and operating costs, including insurance premiums, real estate taxes, and utilities;
∙	Difficulties in the Company's ability to evaluate, finance, complete, and integrate acquisitions, developments, and expansions successfully;
∙	Competitive market forces;
∙	The ability of purchasers of manufactured homes to obtain financing;
∙	The level of repossessions of manufactured homes;
∙	The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
∙	Expectations regarding the amount or frequency of impairment losses;
∙	Changes in general economic conditions, including inflation, deflation, energy costs, the real estate industry, the effects of tariffs or threats of tariffs, wars or other international conflicts, trade wars, immigration issues, supply chain disruptions, and the markets within which the Company operates;
∙	Changes in foreign currency exchange rates, including between the U.S. dollar and each of the British pound sterling, Canadian dollar, and Australian dollar;
∙	The Company's ability to maintain its status as a REIT;
∙	Changes in real estate and zoning laws and regulations;
∙	The Company's ability to maintain rental rates and occupancy levels;
∙	Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
∙	Outbreaks of disease and related restrictions on business operations;
∙	Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts, and wildfires; and
∙	Litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.
Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Overview
Company Overview and Investor Information

The Company
Established in 1975, Sun Communities, Inc. became a publicly owned corporation in December 1993. The Company is a fully integrated REIT listed on the New York Stock Exchange under the symbol: SUI. As of December 31, 2025, the Company owned, operated, or had an interest in a portfolio of 513 developed MH, RV, and UK properties comprising approximately 178,650 developed sites in the U.S., Canada, and the U.K.
For more information about the Company, please visit www.suninc.com.

Company Contacts
Investor Relations
Sara Ismail, Senior Vice President
(248) 208-2500
investorrelations@suncommunities.com

Corporate Debt Ratings
Moody's	Baa2 | Stable
S&P	BBB+ | Stable
Portfolio Overview as of December 31, 2025

	MH & RV Properties
	Properties	MH & Annual RV		Transient RV Sites	Total Sites	Sites for Development
Location		Sites	Occupancy %
North America
Florida	125	42,580	97.1%	4,610	47,190	1,310
Michigan	89	34,190	97.9%	470	34,660	1,340
California	37	7,020	99.5%	1,800	8,820	570
Texas	29	9,320	98.6%	1,580	10,900	3,700
Connecticut	16	1,900	96.8%	100	2,000	—
Maine	15	2,570	97.4%	960	3,530	200
New Jersey	13	3,610	100.0%	890	4,500	10
Arizona	11	4,190	98.0%	810	5,000	1,120
Colorado	11	2,960	92.4%	910	3,870	1,390
Indiana	10	2,810	98.8%	1,010	3,820	180
New York	10	1,560	99.2%	1,390	2,950	780
Maryland	10	900	99.1%	1,390	2,290	260
Other	84	19,870	99.2%	7,630	27,500	1,210
Total	460	133,480	97.9%	23,550	157,030	12,070

	Properties	UK Properties		Transient Sites	Total Sites	Sites for Development
Location		Sites	Occupancy %
United Kingdom	53	17,750	89.1%	3,870	21,620	2,820

	Properties	Total Sites

Total Portfolio	513	178,650
4th Quarter Supplemental Information 1

Overview
Financial and Operating Highlights
($ in millions, except Per Share amounts, Unaudited)

	Quarters Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Financial Information
Basic earnings / (loss) per share from continuing operations	$0.90	$(0.05)	$(1.23)	$(0.19)	$(1.84)
Basic earnings / (loss) per share from discontinued operations	0.09	0.12	11.25	(0.15)	0.08
Basic earnings / (loss) per share	$0.99	$0.07	$10.02	$(0.34)	$(1.76)
Diluted earnings / (loss) per share from continuing operations	$0.90	$(0.05)	$(1.23)	$(0.19)	$(1.85)
Diluted earnings / (loss) per share from discontinued operations	0.09	0.12	11.25	(0.15)	0.08
Diluted earnings / (loss) per share	$0.99	$0.07	$10.02	$(0.34)	$(1.77)

Cash distributions declared per common share(a)	$1.04	$1.04	$1.04	$0.94	$0.94

FFO per Share(b)	$2.15	$2.18	$1.36	$1.06	$1.30
Core FFO per Share(b)	$1.40	$2.28	$1.76	$1.26	$1.41

Real Property NOI(b)
MH	$178.8	$171.8	$168.6	$172.5	$161.9
RV	53.3	115.5	72.9	44.7	50.4
UK	16.5	32.9	22.1	9.2	16.3
Total	$248.6	$320.2	$263.6	$226.4	$228.6

Recurring EBITDA(b)	$206.2	$335.7	$291.3	$236.7	$271.5
TTM Recurring EBITDA / Interest(b)	4.9 x	4.4 x	3.8 x	3.6 x	3.5 x
Net Debt / TTM Recurring EBITDA(b)	3.4 x	3.3 x	2.9 x	5.9 x	6.0 x

Balance Sheet
Total assets	$12,522.9	$12,800.3	$13,362.1	$16,505.6	$16,549.4
Total debt	$4,258.7	$4,271.7	$4,283.5	$7,348.1	$7,352.8
Total liabilities	$5,194.4	$5,438.0	$5,570.0	$9,235.4	$9,096.8

Operating Information
Properties
MH	294	284	284	284	287
RV	166	164	164	165	167
UK	53	53	53	53	53
Total	513	501	501	502	507

Sites
MH	100,150	97,070	97,380	97,320	97,430
Annual RV	33,330	32,480	32,100	31,960	32,100
Transient	23,550	23,560	23,440	23,810	24,830
UK annual	17,750	17,650	17,510	17,510	17,690
UK transient	3,870	3,920	4,020	4,250	4,340
Total sites	178,650	174,680	174,450	174,850	176,390

Occupancy
MH	97.2%	97.9%	97.4%	97.3%	97.3%
Annual RV	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV	97.9%	98.4%	98.1%	98.0%	98.0%
UK annual	89.1%	90.7%	90.3%	89.8%	89.7%

MH and RV Revenue Producing Site Net Gains(c)
MH leased sites, net	178	152	170	47	406
RV leased sites, net	(37)	371	288	(31)	304
Total leased sites, net	141	523	458	16	710
(a) During the quarter ended June 30, 2025, the Company also paid a one-time special cash distribution of $4.00 per common share and unit.
(b) Refer to Definition and Notes for additional information.
(c) Revenue producing site net gains do not include occupied sites acquired during the year.
4th Quarter Supplemental Information 2

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Balance Sheets
($ in millions, Unaudited)

	December 31, 2025	December 31, 2024
Assets
Land	$3,503.2	$3,461.5
Land improvements and buildings	9,286.8	9,058.7
Rental homes and improvements	940.2	834.1
Furniture, fixtures and equipment	769.8	739.2
Investment property	14,500.0	14,093.5
Accumulated depreciation	(3,598.3)	(3,228.4)
Investment property, net	10,901.7	10,865.1
Cash, cash equivalents and restricted cash(a)	636.1	57.1
Inventory of manufactured homes	142.9	129.8
Notes and other receivables, net	332.1	430.1
Collateralized receivables, net(a)	43.2	51.2
Goodwill	9.5	9.5
Other intangible assets, net	101.5	102.5
Other assets, net	355.9	442.4
Assets held for sale and discontinued operations, net(a)	—	4,461.7
Total Assets	$12,522.9	$16,549.4
Liabilities
Mortgage loans payable	$2,429.0	$3,212.2
Secured borrowings on collateralized receivables(a)	43.2	51.2
Unsecured debt	1,786.5	4,089.4
Distributions payable	131.1	122.6
Advanced reservation deposits and rent	255.9	249.4
Accrued expenses and accounts payable	228.1	265.8
Other liabilities	320.6	819.3
Liabilities held for sale and discontinued operations, net(a)	—	286.9
Total Liabilities	5,194.4	9,096.8
Commitments and contingencies
Temporary equity	255.7	259.8
Shareholders' Equity
Common stock	1.2	1.3
Additional paid-in capital	9,563.1	9,864.2
Accumulated other comprehensive income / (loss)	26.5	(7.9)
Distributions in excess of accumulated earnings	(2,634.7)	(2,775.9)
Total SUI Shareholders' Equity	6,956.1	7,081.7
Noncontrolling interests
Common and preferred OP units	116.3	110.4
Consolidated entities	0.4	0.7
Total noncontrolling interests	116.7	111.1
Total Shareholders' Equity	7,072.8	7,192.8
Total Liabilities, Temporary Equity and Shareholders' Equity	$12,522.9	$16,549.4
(a) Refer to Definitions and Notes for additional information.
4th Quarter Supplemental Information 3

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Statements of Operations
($ in millions, except for per share amounts, Unaudited)

	Quarter Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Revenues
Real property (excluding transient)(a)	$376.1	$349.1	7.7%	$1,483.0	$1,407.2	5.4%
Real property - transient	37.4	38.7	(3.4)%	282.8	295.9	(4.4)%
Home sales	70.9	88.2	(19.6)%	333.8	369.9	(9.8)%
Ancillary	18.6	17.6	5.7%	134.0	132.5	1.1%
Interest	10.3	5.1	102.0%	48.5	20.1	141.3%
Brokerage commissions and other, net	1.9	15.9	(88.1)%	24.0	34.9	(31.2)%
Total Revenues	515.2	514.6	0.1%	2,306.1	2,260.5	2.0%
Expenses
Property operating and maintenance(a)	137.9	133.0	3.7%	595.9	584.0	2.0%
Real estate tax	27.0	26.2	3.1%	111.1	103.8	7.0%
Home costs and selling	63.3	70.1	(9.7)%	263.8	273.1	(3.4)%
Ancillary	18.4	18.0	2.2%	106.0	108.9	(2.7)%
General and administrative	62.7	60.2	4.2%	236.7	230.5	2.7%
Catastrophic event-related charges, net	0.1	13.3	(99.2)%	1.2	23.6	(94.9)%
Depreciation and amortization	130.6	122.4	6.7%	507.9	490.5	3.5%
Asset impairments(a)	30.7	36.3	(15.4)%	386.7	66.7	3.5%
Goodwill impairment	—	180.8	(100.0)%	—	180.8	(100.0)%
Loss on extinguishment of debt	—	—	N/A	104.0	1.4	N/M
Interest	39.2	83.2	(52.9)%	221.0	350.3	(36.9)%
Total Expenses	509.9	743.5	(31.4)%	2,534.3	2,413.6	5.0%
Income / (Loss) Before Other Items	5.3	(228.9)	N/M	(228.2)	(153.1)	49.1%
Gain / (loss) on foreign currency exchanges	1.2	(19.6)	N/M	26.7	(25.8)	N/M
Gain on dispositions of properties, net	8.8	16.3	(46.0)%	5.1	202.9	N/M
Other income / (expense), net(a)	77.2	(2.5)	N/M	133.9	(6.8)	N/M
Loss on remeasurement of notes receivable	—	(35.4)	(100.0)%	(1.6)	(36.4)	(95.6)%
Income from nonconsolidated affiliates	5.3	3.0	76.7%	16.4	9.5	72.6%
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	0.2	0.1	100.0%	(0.9)	6.6	N/M
Current tax benefit / (expense)	1.0	2.4	(58.3)%	(10.8)	(3.6)	200.0%
Deferred tax benefit	20.6	23.1	(10.8)%	60.0	39.6	51.5%
Net Income / (Loss) from Continuing Operations	119.6	(241.5)	N/M	0.6	32.9	(98.2)%
Income from discontinued operations, net(a)	11.0	10.5	4.8%	1,429.6	74.2	N/M
Net Income / (Loss)	130.6	(231.0)	N/M	1,430.2	107.1	N/M
Less: Preferred return to preferred OP units / equity interests	3.1	3.2	(3.1)%	12.6	12.8	(1.6)%
Less: Income / (loss) attributable to noncontrolling interests	5.6	(9.8)	N/M	56.4	5.3	N/M
Net Income / (Loss) Attributable to SUI Common Shareholders	$121.9	$(224.4)	N/M	$1,361.2	$89.0	N/M

Weighted average common shares outstanding - basic(a)	122.8	126.5	(2.9)%	124.9	124.5	0.3%
Weighted average common shares outstanding - diluted(a)	122.8	129.7	(5.3)%	124.9	127.2	(1.8)%

Basic earnings / (loss) per share from continuing operations	$0.90	$(1.84)	N/M	$(0.61)	$0.12	N/M
Basic earnings per share from discontinued operations	0.09	0.08	12.5%	11.45	0.59	N/M
Basic earnings / (loss) per share	$0.99	$(1.76)	N/M	$10.84	$0.71	N/M

Diluted earnings / (loss) per share from continuing operations(b)	$0.90	$(1.85)	N/M	$(0.61)	$0.12	N/M
Diluted earnings per share from discontinued operations(b)	0.09	0.08	12.5%	11.45	0.59	N/M
Diluted earnings / (loss) per share(b)	$0.99	$(1.77)	N/M	$10.84	$0.71	N/M
(a) Refer to Definitions and Notes for additional information.
(b) Excludes the effect of certain anti-dilutive convertible securities.
N/M = Not meaningful. N/A = Not applicable.
4th Quarter Supplemental Information 4

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO
($ in millions, except for per share data, Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income / (Loss) Attributable to SUI Common Shareholders	$121.9	$(224.4)	$1,361.2	$89.0
Adjustments
Depreciation and amortization - continuing operations(a)	128.1	121.7	501.0	487.6
Depreciation and amortization - discontinued operations(a)	—	47.7	36.2	189.9
Depreciation on nonconsolidated affiliates	0.2	0.2	0.8	0.5
Asset impairments - continuing operations(a)	30.7	36.3	386.7	66.7
Asset impairments - discontinued operations(a)	—	2.6	2.3	4.7
Goodwill impairment	—	180.8	—	180.8
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.2)	(0.1)	0.9	(6.6)
Loss on remeasurement of notes receivable	—	35.4	1.6	36.4
Gain on dispositions of properties, including tax effect - continuing operations	(9.2)	(15.1)	(5.5)	(203.6)
Gain on dispositions of properties, including tax effect - discontinued operations	(1.8)	—	(1,460.6)	—
Add: Returns on preferred OP units	3.1	3.2	12.4	12.8
Add: Income / (loss) attributable to noncontrolling interests	5.6	(9.8)	56.4	5.3
Gain on disposition of assets, net	(3.1)	(6.0)	(14.9)	(27.1)
FFO(a)(c)(d)(e)	$275.3	$172.5	$878.5	$836.4
Adjustments
Business combination expense - discontinued operations	—	—	—	0.4
Acquisition and other transaction costs - continuing operations(a)	1.5	3.1	19.8	16.0
Acquisition and other transaction costs - discontinued operations(a)	0.2	0.6	63.8	3.6
Loss on extinguishment of debt	—	—	104.0	1.4
Catastrophic event-related charges, net - continuing operations	0.1	13.3	1.2	23.6
Catastrophic event-related charges, net - discontinued operations	—	3.4	—	3.5
Loss of earnings - catastrophic event-related charges, net(a)	3.1	(8.1)	5.6	3.4
Accelerated deferred compensation amortization	5.7	0.5	7.7	1.2
(Gain) / loss on foreign currency exchanges	(1.2)	19.6	(26.7)	25.8
Deferred tax benefit	(20.6)	(23.1)	(60.0)	(39.6)
Long term lease termination (gains) / losses	(7.3)	—	(51.4)	1.1
Gain on insurance settlement	(68.5)	—	(68.5)	—
Other adjustments, net - continuing operations(a)	0.1	4.8	(7.1)	20.1
Other adjustments, net - discontinued operations(a)	(9.4)	—	5.4	(10.0)
Core FFO(a)(b)(c)(d)	$179.0	$186.6	$872.3	$886.9

Weighted Average Common Shares and OP Units Outstanding(a)(b)	128.2	132.3	130.7	130.2
FFO per Share(a)(b)(c)(d)	$2.15	$1.30	$6.72	$6.42
Core FFO per Share(a)(b)(c)(d)	$1.40	$1.41	$6.68	$6.81
(a) Refer to Definitions and Notes for additional information.
(b) Assumes full conversion of all equity participating units, including common and preferred OP units, into the Company's common stock, and has no material impact on previously reported results.
(c) FFO and Core FFO include discontinued operations activity of $9.2 million or $0.07 per Share, and $0.0 million or $0.00 per Share, respectively, during the quarter ended December 31, 2025, and $60.6 million or $0.46 per Share, and $64.6 million or $0.49 per Share, respectively, during the quarter ended December 31, 2024.
(d) FFO and Core FFO include discontinued operations activity of $7.4 million or $0.06 per Share, and $76.4 million or $0.58 per Share, respectively, during the year ended December 31, 2025, and $268.7 million or $2.06 per Share, and $266.3 million or $2.05 per Share, respectively, during the year ended December 31, 2024.
4th Quarter Supplemental Information 5

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to NOI
($ in millions, Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income / (Loss) Attributable to SUI Common Shareholders	$121.9	$(224.4)	$1,361.2	$89.0
Interest income	(10.3)	(5.1)	(48.5)	(20.1)
Brokerage commissions and other revenues, net	(1.9)	(15.9)	(24.0)	(34.9)
General and administrative	62.7	60.2	236.7	230.5
Catastrophic event-related charges, net	0.1	13.3	1.2	23.6
Depreciation and amortization	130.6	122.4	507.9	490.5
Asset impairments(a)	30.7	36.3	386.7	66.7
Goodwill impairment	—	180.8	—	180.8
Loss on extinguishment of debt	—	—	104.0	1.4
Interest expense	39.2	83.2	221.0	350.3
(Gain) / loss on foreign currency exchanges	(1.2)	19.6	(26.7)	25.8
Gain on disposition of properties	(8.8)	(16.3)	(5.1)	(202.9)
Other (income) / expense, net(a)	(77.2)	2.5	(133.9)	6.8
Loss on remeasurement of notes receivable	—	35.4	1.6	36.4
Income from nonconsolidated affiliates	(5.3)	(3.0)	(16.4)	(9.5)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.2)	(0.1)	0.9	(6.6)
Current tax (benefit) / expense	(1.0)	(2.4)	10.8	3.6
Deferred tax benefit	(20.6)	(23.1)	(60.0)	(39.6)
Net income from discontinued operations, net	(11.0)	(10.5)	(1,429.6)	(74.2)
Add: Preferred return to preferred OP units / equity interests	3.1	3.2	12.6	12.8
Add: Income / (loss) attributable to noncontrolling interests	5.6	(9.8)	56.4	5.3
NOI	$256.4	$246.3	$1,156.8	$1,135.7

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Real property NOI(a)	$248.6	$228.6	$1,058.8	$1,015.3
Home sales NOI(a)	7.6	18.1	70.0	96.8
Ancillary NOI(a)	0.2	(0.4)	28.0	23.6
NOI(a)	$256.4	$246.3	$1,156.8	$1,135.7
(a) Refer to Definitions and Notes for additional information. Excludes properties classified as discontinued operations. During the quarter and year ended December 31, 2025, the Company's marina properties generated total NOI of $0.0 million and $93.7 million, respectively. During the quarter and year ended December 31, 2024, the Company's marina properties generated total NOI of $79.4 million and $322.7 million, respectively, which was recorded within Income from discontinued operations, net on the Consolidated Statements of Operations. Refer to the section "Discontinued Operations" within the Definitions and Notes for additional information.
4th Quarter Supplemental Information 6

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Recurring EBITDA
($ in millions, Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income / (Loss) Attributable to SUI Common Shareholders	$121.9	$(224.4)	$1,361.2	$89.0
Adjustments
Depreciation and amortization - continuing operations	130.6	122.4	507.9	490.5
Depreciation and amortization - discontinued operations	—	47.8	36.3	190.2
Asset impairments - continuing operations(a)	30.7	36.3	386.7	66.7
Asset impairments - discontinued operations(a)	—	2.6	2.3	4.7
Goodwill impairment	—	180.8	—	180.8
Loss on extinguishment of debt	—	—	104.0	1.4
Interest expense - continuing operations	39.2	83.2	221.0	350.3
Interest expense - discontinued operations	—	—	—	0.1
Current tax (benefit) / expense - continuing operations	(1.0)	(2.4)	10.8	3.6
Current tax expense - discontinued operations	1.2	0.2	3.5	0.7
Deferred tax benefit	(20.6)	(23.1)	(60.0)	(39.6)
Income from nonconsolidated affiliates	(5.3)	(3.0)	(16.4)	(9.5)
Less: Gain on dispositions of properties - continuing operations	(8.8)	(16.3)	(5.1)	(202.9)
Less: Gain on dispositions of properties - discontinued operations	(2.8)	—	(1,463.2)	—
Less: Gain on dispositions of assets, net	(3.1)	(6.0)	(14.9)	(27.1)
EBITDAre(a)	$282.0	$198.1	$1,074.1	$1,098.9
Adjustments
Transaction costs - discontinued operations(b)	0.3	N/A	63.4	N/A
Catastrophic event-related charges, net - continuing operations	0.1	13.3	1.2	23.6
Catastrophic event-related charges, net - discontinued operations	—	3.4	—	3.5
Business combination expense - discontinued operations	—	—	—	0.4
(Gain) / loss on foreign currency exchanges	(1.2)	19.6	(26.7)	25.8
Other (income) / expense, net - continuing operations(a)	(77.2)	2.5	(133.9)	6.8
Other (income) / expense, net - discontinued operations(a)	(9.4)	(0.1)	5.4	(10.0)
Loss on remeasurement of notes receivable	—	35.4	1.6	36.4
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.2)	(0.1)	0.9	(6.6)
Add: Preferred return to preferred OP units / equity interests	3.1	3.2	12.6	12.8
Add: Income / (loss) attributable to noncontrolling interests	5.6	(9.8)	56.4	5.3
Add: Gain on dispositions of assets, net	3.1	6.0	14.9	27.1
Recurring EBITDA(a)	$206.2	$271.5	$1,069.9	$1,224.0
(a) Refer to Definitions and Notes for additional information.
(b) Represents non-recurring transaction costs that are directly attributable to the Safe Harbor Sale.
4th Quarter Supplemental Information 7

Supplemental Disclosure
Real Property Operations - Total Portfolio
($ in millions, Unaudited)

	Quarter Ended December 31, 2025				Quarter Ended December 31, 2024
	MH	RV	UK	Total	MH	RV	UK	Total
Revenues
Real property (excluding transient)(a)	$259.3	$81.7	$35.1	$376.1	$239.1	$76.6	$33.4	$349.1
Real property - transient	0.2	31.7	5.5	37.4	0.3	33.4	5.0	38.7
Total operating revenues	259.5	113.4	40.6	413.5	239.4	110.0	38.4	387.8
Expenses
Property operating expenses	80.7	60.1	24.1	164.9	77.5	59.6	22.1	159.2
Real Property NOI(a)	$178.8	$53.3	$16.5	$248.6	$161.9	$50.4	$16.3	$228.6

	Year Ended December 31, 2025				Year Ended December 31, 2024
	MH	RV	UK	Total	MH	RV	UK	Total
Revenues
Real property (excluding transient)(a)	$1,012.5	$337.2	$133.3	$1,483.0	$956.2	$318.8	$132.2	$1,407.2
Real property - transient	1.0	229.4	52.4	282.8	1.2	249.7	45.0	295.9
Total operating revenues	1,013.5	566.6	185.7	1,765.8	957.4	568.5	177.2	1,703.1
Expenses
Property operating expenses	321.8	280.2	105.0	707.0	314.1	275.6	98.1	687.8
Real Property NOI	$691.7	$286.4	$80.7	$1,058.8	$643.3	$292.9	$79.1	$1,015.3

	As of December 31, 2025				As of December 31, 2024
	MH	RV	UK	Total	MH	RV	UK	Total
Number of Properties	294	166	53	513	287	167	53	507
Sites
Sites(b)	100,150	33,330	17,750	151,230	97,430	32,100	17,690	147,220
Transient sites	N/A	23,550	3,870	27,420	N/A	24,830	4,340	29,170
Total	100,150	56,880	21,620	178,650	97,430	56,930	22,030	176,390
Occupancy	97.2%	100.0%	89.1%	96.9%	97.3%	100.0%	89.7%	97.0%
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) MH annual sites included 12,518 and 10,923 rental homes in the Company's rental program at December 31, 2025 and 2024, respectively. The Company's investment in occupied rental homes at December 31, 2025 was $921.3 million, an increase of 17.7% from $783.0 million at December 31, 2024.
4th Quarter Supplemental Information 8

Supplemental Disclosure
Real Property Operations - North America Same Property Portfolio(a)
($ in millions, Unaudited)

	Quarter Ended December 31, 2025			Quarter Ended December 31, 2024			Total Change	% Change(b)
	MH	RV	Total	MH	RV	Total		MH	RV	Total
Same Property Revenues
Real property (excluding transient)	$235.7	$73.7	$309.4	$219.5	$69.2	$288.7	$20.7	7.3%	6.4%	7.1%
Real property - transient	0.2	29.7	29.9	0.3	31.4	31.7	(1.8)	(21.0)%	(5.4)%	(5.6)%
Total Same Property operating revenues	235.9	103.4	339.3	219.8	100.6	320.4	18.9	7.3%	2.7%	5.9%
Same Property Expenses
Same Property operating expenses(a)(c)	60.5	52.0	112.5	58.6	51.6	110.2	2.3	3.2%	0.6%	2.0%
Real Property NOI(a)	$175.4	$51.4	$226.8	$161.2	$49.0	$210.2	$16.6	8.8%	5.0%	7.9%

	Year Ended December 31, 2025			Year Ended December 31, 2024			Total Change	% Change(b)
	MH	RV	Total	MH	RV	Total		MH	RV	Total
Same Property Revenues
Real property (excluding transient)	$927.4	$305.7	$1,233.1	$865.0	$284.4	$1,149.4	$83.7	7.2%	7.5%	7.3%
Real property - transient	1.0	214.4	215.4	1.1	235.5	236.6	(21.2)	(13.7)%	(9.0)%	(9.0)%
Total Same Property operating revenues	928.4	520.1	1,448.5	866.1	519.9	1,386.0	62.5	7.2%	—%	4.5%
Same Property Expenses
Same Property operating expenses(a)(c)	241.5	243.3	484.8	235.2	239.0	474.2	10.6	2.7%	1.8%	2.2%
Real Property NOI(a)	$686.9	$276.8	$963.7	$630.9	$280.9	$911.8	$51.9	8.9%	(1.4)%	5.7%
(a) Refer to Definitions and Notes for additional information.
(b) Percentages are calculated based on unrounded numbers.
(c) Total Same Property operating expenses consist of the following components for the periods shown (in millions) and exclude amounts invested into recently acquired properties to bring them up to the Company's standards:

	Quarter Ended December 31,				Year Ended December 31,
	2025	2024	Change	% Change(b)	2025	2024	Change	% Change(b)
Payroll and benefits	$32.2	$30.4	$1.8	5.7%	$141.2	$142.2	$(1.0)	(0.7)%
Real estate taxes	23.9	23.7	0.2	1.0%	99.7	93.0	6.7	7.2%
Supplies and repairs	18.7	19.0	(0.3)	(1.3)%	76.3	74.3	2.0	2.8%
Utilities	17.6	17.6	—	—%	72.6	69.1	3.5	5.0%
Legal, state / local taxes, and insurance	10.6	10.2	0.4	3.2%	44.0	44.7	(0.7)	(1.6)%
Other	9.5	9.3	0.2	1.8%	51.0	50.9	0.1	(0.3)%
Total Same Property Operating Expenses	$112.5	$110.2	$2.3	2.0%	$484.8	$474.2	$10.6	2.2%

4th Quarter Supplemental Information 9

Supplemental Disclosure
Real Property Operations - North America Same Property Portfolio (continued)
(Unaudited)

	As of December 31,
	2025		2024
	MH	RV	MH	RV
Number of properties(a)(b)	280	156	280	156
Sites
MH and annual RV sites	96,460	31,430	96,680	31,010
Transient RV sites	N/A	21,560	N/A	22,550
Total	96,460	52,990	96,680	53,560
MH and Annual RV Occupancy
Occupancy(c)	98.1%	100.0%	97.5%	100.0%
Average monthly base rent per site	$745	$682	$708	$652
% Change of monthly base rent(d)	5.2%	4.6%	N/A	N/A
Rental Program Statistics included in MH
Number of occupied sites, end of period(e)	11,930	N/A	10,780	N/A
Monthly rent per site – MH rental program	$1,384	N/A	$1,346	N/A
% Change(d)	2.8%	N/A	N/A	N/A
N/A = Not applicable.
(a) Same Property results include one MH property that was sold on December 30, 2025 and therefore excluded from the property count above.
(b) Financial results from properties impacted by dispositions and catastrophic weather events during 2025 have been removed from Same Property reporting.
(c) Same Property blended occupancy for MH and RV was 98.6% at December 31, 2025, up 50 basis points from 98.1% at December 31, 2024. Adjusting for recently delivered and vacant expansion sites, Same Property adjusted blended occupancy for MH and RV increased by 40 basis points year over year, to 99.1% at December 31, 2025, from 98.7% at December 31, 2024.
(d) Calculated using actual results without rounding.
(e) Occupied rental program sites in Same Property are included in total sites.
4th Quarter Supplemental Information 10

Supplemental Disclosure
Real Property Operations - UK Same Property Portfolio(a)
($ in millions, except for statistical information, Unaudited)

	Quarter Ended December 31,			Year Ended December 31,
	2025	2024	% Change(c)	2025	2024	% Change(c)
Same Property Revenues
Real property (excluding transient)	$28.9	$27.8	4.0%	$109.9	$105.7	4.1%
Real property - transient	5.2	5.1	2.3%	50.0	46.6	7.1%
Total Same Property operating revenues	34.1	32.9	3.7%	159.9	152.3	5.0%
Same Property Expenses
Same Property operating expenses(a)	17.7	16.0	10.4%	78.3	73.4	6.6%
Real Property NOI(a)(b)	$16.4	$16.9	(2.6)%	$81.6	$78.9	3.5%

	As of December 31,
	2025	2024
Number of properties	51	51
Sites
UK sites	16,910	16,980
UK transient sites	3,270	3,380
Occupancy(d)	89.2%	89.7%
Average monthly base rent per site	$585	$562
% change in monthly base rent(c)	4.1%	N/A
(a) Refer to Definitions and Notes for additional information.
(b) Same Property results for the Company's UK properties reflect constant currency for comparative purposes. British pound sterling figures in the prior comparative period have been translated at the average exchange rate of $1.3298 and $1.3183 USD per pound sterling, respectively, during the quarter and year ended December 31, 2025. Prior to constant currency adjustments, UK Same Property NOI increased by 0.7% and 7.3% during the quarter and year ended December 31, 2025, respectively.
(c) Percentages are calculated based on unrounded numbers.
(d) Adjusting for recently delivered and vacant expansion sites, Same Property adjusted occupancy decreased by 30 basis points year over year, to 89.7% at December 31, 2025, from 90.0% at December 31, 2024.
4th Quarter Supplemental Information 11

Other Operating Information
Home Sales Summary
($ in millions, except for average selling price, Unaudited)

	Quarter Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Financial Information
North America
Home sales	$32.1	$43.1	(25.5)%	$140.4	$181.1	(22.5)%
Home cost and selling expenses	29.8	36.3	(17.9)%	120.1	145.7	(17.6)%
NOI(a)	$2.3	$6.8	(66.2)%	$20.3	$35.4	(42.7)%
NOI margin %(a)	7.2%	15.8%		14.5%	19.5%
UK
Home sales	$38.8	$45.1	(14.0)%	$193.4	$188.8	2.4%
Home cost and selling expenses	33.5	33.8	(0.9)%	143.7	127.4	12.8%
NOI(a)	$5.3	$11.3	(53.1)%	$49.7	$61.4	(19.1)%
NOI margin %(a)	13.7%	25.1%		25.7%	32.5%
Total
Home sales	$70.9	$88.2	(19.6)%	$333.8	$369.9	(9.8)%
Home cost and selling expenses	63.3	70.1	(9.7)%	263.8	273.1	(3.4)%
NOI(a)	$7.6	$18.1	(58.0)%	$70.0	$96.8	(27.7)%
NOI margin %(a)	10.7%	20.5%		21.0%	26.2%
Other information
Units Sold:
North America	333	494	(32.6)%	1,564	2,001	(21.8)%
UK	556	604	(7.9)%	2,803	2,948	(4.9)%
Total home sales	889	1,098	(19.0)%	4,367	4,949	(11.8)%
Average Selling Price:
North America	$96,396	$87,247	10.5%	$89,770	$90,505	(0.8)%
UK	$69,784	$74,669	(6.5)%	$68,998	$64,043	7.7%
(a) Refer to Definitions and Notes for additional information.
Operating Statistics for MH and Annual RVs

	Resident Move-outs
	% of Total Sites	Number of Move-outs	Leased Sites, Net(a)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2025	6.2%	10,179	1,138	354	1,210	1,646
2024	4.3%	7,050	3,209	447	1,554	1,700
2023	3.6%	6,590	3,268	564	2,001	2,296
(a) Increase in revenue producing sites, net of new vacancies.
4th Quarter Supplemental Information 12

Investment Activity
Acquisitions and Dispositions
($ in millions, Unaudited)

Property Name	Property Type	Number of Properties	Sites	State, Province, or Country	Total Purchase Price / Sales Proceeds	Month
ACQUISITIONS
Fourth Quarter 2025
Five MH / Two RV Portfolio	MH / RV	7	1,193	Various	$175.2	October
Three MH Portfolio	MH	3	936	MI	100.3	October
Marysville Farm	MH	1	185	MI	20.5	October
Reflections on Silver Lake	MH / RV	1	593	FL	70.0	October
Lakeridge of Eugene	MH	1	192	OR	31.0	October
The Preserve	MH	1	506	FL	60.0	October
Subsequent to Fourth Quarter 2025
Parkhurst Estates	MH	1	279	MI	17.0	January
Acquisitions to Date		15	3,884		$474.0

DISPOSITIONS
First Quarter 2025
RV Portfolio(a)	RV	2	815	Various	$92.9	January
MH Portfolio	MH	3	136	FL	27.8	March
Second Quarter 2025
Sun Retreats Millbrook	RV	1	394	IL	3.5	April
Safe Harbor Marinas - Initial Closing	Marina	123	43,143	Various	5,250.0	April
Safe Harbor Marinas - Delayed Consent Subsidiaries	Marina	6	1,770	Various	136.7	May / June
Third Quarter 2025
Safe Harbor Marinas - Delayed Consent Subsidiaries	Marina	9	3,880	Various	117.5	August
Fourth Quarter 2025
Pine Hills	MH	1	130	IN	10.3	December
Total Dispositions to Date		145	50,268		$5,638.7
(a) Total sales proceeds include the disposition of two operating properties and two development properties that were owned by the Company along with the settlement of a developer note receivable of $36.5 million pertaining to three additional properties in which the Company had provided financing to the developer.
Capital Expenditures and Investments(a)
($ in millions, Unaudited)

	Year Ended December 31,
	2025			2024			2023
	MH / RV	UK	Total	MH / RV	UK	Total	MH / RV	UK	Total
Recurring Capital Expenditures(b)	$55.8	$14.0	$69.8	$54.5	$13.5	$68.0	$51.8	$—	$51.8

Non-Recurring Capital Expenditures(b)
Lot Modifications	$38.8	$1.3	$40.1	$35.5	$1.7	$37.2	$54.9	$—	$54.9
Growth Projects	12.9	1.9	14.8	11.5	4.8	16.3	21.6	—	21.6
Rebranding	—	0.5	0.5	—	3.1	3.1	4.7	—	4.7
Acquisitions	469.7	9.3	479.0	36.2	13.5	49.7	115.1	67.3	182.4
Expansion and Development	66.7	33.9	100.6	105.2	17.8	123.0	247.4	2.9	250.3
Total Non-Recurring Capital Expenditures	588.1	46.9	635.0	188.4	40.9	229.3	443.7	70.2	513.9
Total	$643.9	$60.9	$704.8	$242.9	$54.4	$297.3	$495.5	$70.2	$565.7
(a) Represents capital expenditures and investments related to the Company's continuing operations and excludes activity related to Safe Harbor Marinas, which is classified within discontinued operations.
(b) Refer to Definitions and Notes for additional information.
4th Quarter Supplemental Information 13

Capitalization
Capitalization Overview
(Shares and units in thousands, $ in millions, except for *, Unaudited)

	As of December 31, 2025
	Common Equivalent Shares	Share Price*	Capitalization
Equity and Enterprise Value
Common shares	123,487	$123.91	$15,301.3
Convertible securities
Common OP units	2,637	$123.91	326.7
Preferred OP units	2,393	$123.91	296.5
Diluted shares outstanding and market capitalization(a)	128,517		15,924.5
Plus: Total debt, per consolidated balance sheet			4,258.7
Total capitalization			20,183.2
Less: Cash and cash equivalents (excluding restricted cash) - continuing operations			(569.6)
Enterprise Value(a)			$19,613.6
(a)Refer to Definitions and Notes for additional information related to the Company's securities outstanding.

	As of December 31, 2025
	Debt Outstanding	Weighted Average Interest Rate(a)	Weighted Average Maturity (in years)	Maturity Date
Secured Debt:
Mortgage loans payable	$2,429.0	3.63%	8.5	Various
Secured borrowings on collateralized receivables(b)	43.2	8.54%	12.3	Various
Total Secured Debt	2,472.2	3.72%
Unsecured Debt:
Senior Unsecured Notes:
2028 senior unsecured notes	448.1	2.29%	2.8	November 2028
2031 senior unsecured notes	744.3	2.70%	5.5	July 2031
2032 senior unsecured notes	594.1	3.61%	6.3	April 2032
Total Unsecured Debt	1,786.5	2.90%	5.1
Total carrying value of debt, per consolidated balance sheets	4,258.7	3.38%	7.1
Plus: Unamortized deferred financing costs, discounts / premiums on debt, and fair value adjustments(a)	19.3
Total debt	$4,278.0
(a)Includes the effect of amortizing deferred financing costs, unsecured note discounts, and fair value adjustments on the Secured borrowings on collateralized receivables.
(b)Refer to Definitions and Notes for additional information.
4th Quarter Supplemental Information 14

Capitalization
Debt Maturities(a)
($ in millions, Unaudited)

	As of December 31, 2025
Year	Mortgage Loans Payable(b)	Principal Amortization	Secured Borrowings on Collateralized Receivables(c)(d)	Senior Unsecured Notes	Total
2026	$492.0	$40.6	$2.2	$—	$534.8
2027	—	34.9	2.4	—	37.3
2028	175.7	38.8	2.5	450.0	667.0
2029	310.7	38.2	2.7	—	351.6
2030	7.5	37.4	3.0	—	47.9
Thereafter	808.3	454.5	26.6	1,350.0	2,639.4
Total	$1,794.2	$644.4	$39.4	$1,800.0	$4,278.0
(a) Debt maturities include the unamortized deferred financing costs, discount / premiums, and fair value adjustments associated with outstanding debt.
(b) For the Mortgage loans payable maturing between 2026 - 2030:

	2026	2027	2028	2029	2030
Weighted average interest rate	3.76%	—%	3.97%	3.16%	3.45%
(c) Balance at December 31, 2025 excludes fair value adjustments of $3.8 million.
(d) Refer to Definitions and Notes for additional information.

4th Quarter Supplemental Information 15

Capitalization
Debt Analysis
(Unaudited)

		As of December 31, 2025
Select Credit Ratios
Net Debt / TTM Recurring EBITDA(a)		3.4 x
Net Debt / Enterprise Value(a)		18.8%
Net Debt / Gross Assets(a)		22.8%
Unencumbered Assets / Total Assets		79.6%
Floating rate debt / total debt		N/A(c)
Coverage Ratios
TTM Recurring EBITDA(a)(b) / Interest		4.9 x
TTM Recurring EBITDA(a)(b) / Interest + Preferred distributions + Preferred stock distribution		4.9 x
Credit Facility Covenants(d)	Requirement
Maximum leverage ratio	<65.0%	18.6%
Minimum fixed charge coverage ratio	>1.40 x	3.66 x
Maximum secured leverage ratio	<40.0%	10.3%
Senior Unsecured Note Covenants	Requirement
Total debt / Total assets	≤60.0%	27.0%
Secured debt / Total assets	≤40.0%	15.6%
Consolidated income available for debt service / Debt service	≥1.50 x	6.95 x
Unencumbered total asset value / Total unsecured debt	≥150.0%	700.7%
(a) Refer to Definitions and Notes for additional information.
(b) Percentage includes the impact of hedge activities.
(c) As of December 31, 2025, the Company has no floating rate debt.
(d) As of December 31, 2025, the Company did not have any borrowings outstanding under its senior credit facility.
4th Quarter Supplemental Information 16

Definitions and Notes
(Unaudited)

Acquisition and Other Transaction Costs - In the Company's Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO on page 5, 'Acquisition and other transaction costs - continuing operations' represent (a) nonrecurring integration expenses associated with acquisitions during the quarter and year ended December 31, 2025 and 2024, (b) costs associated with potential acquisitions that will not close, (c) expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy, and (d) other non-recurring transaction costs. Within this same reconciliation on page 5, 'Acquisition and other transaction costs - discontinued operations' primarily represent non-recurring transaction costs that are directly attributable to the Safe Harbor Sale and nonrecurring integration expenses associated with previous marina acquisitions.
Asset Impairments - In the Company's Consolidated Statements of Operations on page 4, the Company recorded asset impairment charges of $30.7 million for the quarter ended December 31, 2025, primarily consisting of charges to reduce the carrying value of three properties in the UK, driven by a contemplated change in strategic plan for the properties.
Discontinued Operations - In February 2025, the Company entered into the Safe Harbor Sale, which represents a strategic shift in operations that is expected to have a major effect on the Company's operations and financial results. Accordingly, the results of the Marina business and assets and liabilities included in the disposition are presented as held for sale and as discontinued operations for all periods presented herein.
During the quarter ended June 30, 2025, the Company completed the initial closing of the Safe Harbor Sale, which generated pre-tax proceeds of approximately $5.25 billion, net of transaction costs. The subsequent closing of the transfer of 15 Delayed Consent Subsidiaries with an aggregate agreed value of approximately $250.0 million was further subject to the receipt of certain third-party consents. Subsequent to the initial closing through June 30, 2025, the Company completed the sale of six Delayed Consent Subsidiaries for $136.7 million. In connection with the closings of the Safe Harbor Sale and the initial six Delayed Consent Subsidiaries, the Company recorded a gain on sale of $1.4 billion within Income from discontinued operations, net during the quarter ended June 30, 2025. During the quarter ended September 30, 2025, the Company completed the sale of the remaining nine Delayed Consent Subsidiaries for $117.5 million and recorded a gain on sale of $15.4 million. As a result, as of September 30, 2025, the Company has fully divested its investment in the Safe Harbor business.
4th Quarter Supplemental Information 17

The following table sets forth a summary of the operating results included within Income from discontinued operations, net related to Safe Harbor Marinas (in millions):

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Real property	$—	$113.2	$145.9	$460.3
Service, retail, dining and entertainment	—	116.6	164.7	494.4
Interest, brokerage commissions and other, net	—	1.5	1.6	5.9
Total Revenues	—	231.3	312.2	960.6
Expenses
Property operating and maintenance	—	37.5	53.6	148.3
Real estate tax	—	5.3	7.9	21.9
Service, retail, dining and entertainment	—	107.6	155.4	461.8
General and administrative(1)	—	16.5	81.2	64.8
Interest expense	—	—	—	0.1
Catastrophic event-related charges, net	—	3.4	—	3.5
Business combination costs	—	—	0.2	0.4
Depreciation, amortization, and loss on disposal of assets	—	47.8	36.3	190.2
Asset impairments	—	2.6	2.3	4.7
Total Expenses	—	220.7	336.9	895.7
Loss Before Other Items	—	10.6	(24.7)	64.9
Gain on disposition of properties, net	2.8	—	1,463.2	—
Other income / (expense), net(2)	9.4	0.1	(5.4)	10.0
Income from discontinued operations, before income taxes	12.2	10.7	1,433.1	74.9
Current tax expense	(1.2)	(0.2)	(3.5)	(0.7)
Income from discontinued operations, net	$11.0	$10.5	$1,429.6	$74.2
(1) Includes transaction costs associated with the Safe Harbor Sale of $63.1 million during the year ended December 31, 2025, including legal and advisory fees, employee separation costs, and other costs.
(2) During the quarter ended March 31, 2025, the Company recorded contingent consideration expense of $14.6 million related to a tax protection agreement that the Company entered into with former owners of certain Marina properties at the time of acquisition. The tax protection agreement stipulates that the Company indemnify those owners for certain tax obligations incurred related to the sale of certain Marina properties. As a result of the Safe Harbor Sale, the Company concluded that our tax liability to the former owners was probable of being realized and estimable. During the quarter ended December 31, 2025, the Company recorded a benefit of $9.4 million after completing its 1031 exchange transactions using proceeds from the Safe Harbor Sale and remeasuring the remaining tax liability to a fair value of $0.
Capital Expenditures and Investment Activity - The Company classifies its investments in properties into the following categories:
•Recurring Capital Expenditures - Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities. Recurring capital expenditures at the Company's MH, RV, and UK properties include major road, driveway and pool improvements; clubhouse renovations; adding or replacing streetlights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is one thousand dollars.
•Non-Recurring Capital Expenditures - The following investment and reinvestment activities are non-recurring in nature:
•Lot Modifications - consist of expenditures incurred to modify the foundational structures required to set up a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts. See page 12 for move-out rates.
•Growth Projects - consist of revenue-generating or expense-reducing activities at the properties. These include, but are not limited to, utility efficiency and renewable energy projects, site, or amenity upgrades, such as the addition of a garage or shed, and other special capital projects that substantiate an incremental rental increase.
•Rebranding - includes new signage at the Company's RV communities and costs of building an RV mobile application and updated website.
•Acquisitions - Total acquisition investments represent the purchase price paid for operating properties (detailed for the current calendar year on page 13), the purchase price paid for land parcels for future ground-up development and expansion activity, and any capital improvements identified during due diligence from the acquisition date through the third year of ownership needed to bring acquired properties up to the Company's operating standards.
4th Quarter Supplemental Information 18

Capital improvements subsequent to acquisition often require 24 to 36 months to complete after closing. At MH, RV, and UK properties, capital improvements include upgrading clubhouses; landscaping; new street lighting systems; new mail delivery systems; pool renovations including larger decks, heaters and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs.
For the year ended December 31, 2025, the components of total acquisition investment are as follows, excluding discontinued operations (in millions):

	Year Ended December 31, 2025
	MH / RV	UK	Total
Purchase price of property acquisitions (including capitalized transaction costs)	$457.4	$—	$457.4
Purchase price of land acquisitions (including capitalized transaction costs)	—	2.5	2.5
Capital improvements to recent property acquisitions	8.3	6.8	15.1
Other acquisitions	4.0	—	4.0
Total acquisition investments	$469.7	$9.3	$479.0
•Expansions and Developments - consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete site improvements, such as driveways, sidewalks, and landscaping at the Company's MH, RV, and UK communities. Expenditures also include costs to rebuild after damage has been incurred at MH, RV, or UK properties.
Cash, Cash Equivalents and Restricted Cash - Includes cash and cash equivalents of $66.5 million as of December 31, 2025, that was held in escrow accounts and restricted from general use. The restricted cash and cash equivalents include $57.2 million that has been designated to fund potential future MH and RV acquisitions under 1031 exchange transactions.
Enterprise Value - Equals total equity market capitalization, plus total indebtedness reported on the Company's balance sheet and less unrestricted cash and cash equivalents.
GAAP - U.S. Generally Accepted Accounting Principles.
Home Sales Contribution to FFO - The reconciliation of NOI from home sales to FFO from home sales for the quarter and year ended December 31, 2025 is as follows (in millions):

	Quarter Ended December 31, 2025			Year Ended December 31, 2025
	MH	UK	Total	MH	UK	Total
Home Sales NOI	$2.3	$5.3	$7.6	$20.3	$49.7	$70.0
Gain on dispositions of assets, net	(2.7)	(0.4)	(3.1)	(13.7)	(1.2)	(14.9)
FFO contribution from home sales	$(0.4)	$4.9	$4.5	$6.6	$48.5	$55.1
Interest expense - The following is a summary of the components of the Company's interest expense (in millions):

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Interest on secured debt, senior unsecured notes, senior credit facility, unsecured term loan, and interest rate swaps	$36.2	$76.0	$200.0	$324.8
Lease related interest expense	0.8	3.6	10.1	14.3
Amortization of deferred financing costs, debt (premium) / discounts, and (gains) / losses on hedges	0.8	1.6	4.6	6.6
Senior credit facility commitment fees and other finance related charges	1.0	2.5	5.8	8.4
Capitalized interest expense	(0.6)	(1.7)	(3.5)	(8.5)
Interest expense before interest on secured borrowings	38.2	82.0	217.0	345.6
Interest expense on secured borrowings on collateralized receivables	1.0	1.2	4.0	4.7
Interest expense, per Consolidated Statements of Operations	$39.2	$83.2	$221.0	$350.3
4th Quarter Supplemental Information 19

Loss of earnings - catastrophic event-related charges, net - include the following (in millions):

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Hurricane Ian - Estimated loss of earnings in excess of the applicable business interruption deductible	$—	$4.0	$12.0	$19.2
Hurricane Ian - Insurance recoveries realized for previously estimated loss of earnings	—	(11.3)	(9.9)	(16.3)
Hurricane Ian - Recognition of deferred lump sum insurance settlement(1)	3.1	—	3.1	—
Other catastrophic weather event - Estimated loss of earnings in excess of the applicable business interruption deductible, net	—	0.5	0.4	1.8
Other catastrophic weather event - insurance recoveries realized for previously estimated loss of earnings	—	(1.3)	—	(1.3)
Loss of earnings - catastrophic event-related charges, net	$3.1	$(8.1)	$5.6	$3.4
(1) During the quarter ended December 31, 2025, the Company received a settlement of $80.2 million from an insurance provider to settle all claims related to property, casualty, flood, and business interruption insurance recoveries from Hurricane Ian. The Company concluded that $36.5 million of the total settlement pertained to business interruption recoveries through 2027, which the Company recorded as a contingent gain per ASC 450. To better reflect the underlying economics of the transaction, the Company has elected to defer the business interruption recovery gain and recognize income ratably through 2027 for our presentation of Core FFO.
NAREIT - The National Association of Real Estate Investment Trusts is the worldwide representative voice for REITs and real estate companies with an interest in U.S. real estate and capital markets. More information is available at www.reit.com.
Net Debt - The carrying value of debt, plus, unamortized premiums, discounts, and deferred financing costs, less unrestricted cash and cash equivalents.

Other income / (expense), net - In the Company's Consolidated Statements of Operations on page 4, Other income / (expense), net consists of the following (in millions):

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Gain on insurance settlement	$68.5	$—	$68.5	$—
Cash flow hedge gains from debt extinguishments	1.1	—	8.7	—
Long term lease termination gains / (losses)	7.3	(0.1)	51.4	(1.3)
Other	0.3	(2.4)	5.3	(5.5)
Other income / (expense), net	$77.2	$(2.5)	$133.9	$(6.8)
Safe Harbor Sale - The Company's sale of Safe Harbor Marinas, LLC in 2025.
Same Property - The Company defines Same Properties as those the Company has owned and operated continuously since at least January 1, 2024. Same properties exclude ground-up development properties, acquired properties, properties classified as discontinued operations, properties impacted by catastrophic weather events, and properties sold after December 31, 2023. The Same Property data may change from time-to-time depending on acquisitions, dispositions, management discretion, significant transactions, or unique situations.
Secured borrowings on collateralized receivables - This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as secured borrowings. The interest income and interest expense accrue in equal amounts. The Company has elected to record the collateralized receivables and secured borrowings at fair value under ASC 820, "Fair Value Measurements and Disclosures." As a result, the balance of collateralized receivables and related secured borrowings are net of fair value adjustments.
4th Quarter Supplemental Information 20

Securities - The Company had the following securities outstanding as of December 31, 2025:

	Number of Units / Shares Outstanding (in thousands)	Conversion Rate(a)	If Converted to Common shares (in thousands)(b)	Issuance Price Per Unit	Annual Distribution Rate
Non-Convertible Securities
Common shares	123,487	N/A	N/A	N/A	$4.16(c)
Convertible Securities Classified as Equity
Common OP units	2,637	1.0000	2,637	N/A	$4.16(c)
Preferred OP Units
Series A-1	171	2.4390	414	$100.00	6.00%
Series A-3	40	1.8605	75	$100.00	4.50%
Series C	292	1.1100	325	$100.00	5.00%
Series D	489	0.8000	391	$100.00	4.00%
Series E	80	0.6897	55	$100.00	5.50%
Series F	70	0.6250	44	$100.00	3.00%
Series G	5	0.6452	3	$100.00	3.20%
Series H	561	0.6098	342	$100.00	3.00%
Series J	236	0.6061	143	$100.00	2.85%
Series K	1,000	0.5882	588	$100.00	4.00%
Series L	20	0.6250	13	$100.00	3.50%
Total	2,964		2,393
Total Convertible Securities Outstanding	5,601		5,030
(a) Exchange rates are subject to adjustment upon stock splits, recapitalizations, and similar events. The exchange rates of certain series of OP units are approximated to four decimal places.
(b) Calculation may yield minor differences due to fractional shares paid in cash to the shareholder at conversion.
(c) Annual distribution is based on the last quarterly distribution annualized.
Share - In addition to reporting net income on a diluted basis ("EPS"), the Company reports FFO and Core FFO on a per common share and convertible securities basis (per "Share"). For the periods presented below, the Company's diluted weighted average common shares outstanding for EPS and FFO are as follows:

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Diluted Weighted Average Common Shares Outstanding - EPS
Weighted average common shares outstanding - Basic	122.8	126.5	124.9	124.5
Dilutive restricted stock	—	0.3	—	—
Common and preferred OP units dilutive effect	—	2.9	—	2.7
Weighted Average Common Shares Outstanding - Diluted	122.8	129.7	124.9	127.2
Diluted Weighted Average Common Shares Outstanding - FFO
Weighted average common shares outstanding - Basic	122.8	126.5	124.9	124.5
Restricted stock	0.3	0.3	0.5	0.3
Common OP units	2.8	2.9	2.8	2.8
Common stock issuable upon conversion of certain preferred OP units	2.3	2.6	2.5	2.6
Weighted Average Common Shares and OP Units Outstanding	128.2	132.3	130.7	130.2
4th Quarter Supplemental Information 21

UK Same Property Portfolio - Constant Currency Reconciliation

	Quarter Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Real Property NOI - Pre-Constant Currency Adjustments	$16.4	$16.3	0.7%	$81.6	$76.0	7.3%
Real Property NOI impact of holding 2024 exchange rates constant	—	0.6	N/M	—	2.9	N/M
Real Property NOI	$16.4	$16.9	(2.6)%	$81.6	$78.9	3.5%
N/M = Not meaningful.
Utility Revenues - In its Consolidated Statements of Operations and its total portfolio presentation of real property operating results, the Company includes the following utility reimbursement revenues in real property revenues (excluding transient) (in millions):

	Quarter Ended December 31,		Year Ended December 31,
Consolidated Portfolio	2025	2024	2025	2024
Utility reimbursement revenues
MH	$18.7	$18.1	$76.0	$72.5
RV	3.9	4.0	20.3	19.4
UK	5.5	5.1	20.9	18.6
Total	$28.1	$27.2	$117.2	$110.5
For its presentation of Same Property results on page 9 and page 11, the Company nets the following utility revenues (which include utility reimbursement revenues from residents) against related utility expenses in Same Property operating expenses (in millions):

	Quarter Ended December 31,		Year Ended December 31,
Same Property Portfolio	2025	2024	2025	2024
Utility revenues netted against related utility expenses
MH	$18.4	$18.0	$75.3	$71.5
RV	3.8	4.0	20.2	19.0
UK	5.3	5.3	20.3	18.5
Total	$27.5	$27.3	$115.8	$109.0
Non-GAAP Supplemental Measures
Investors and analysts following the real estate industry use non-GAAP supplemental performance measures, including net operating income ("NOI"), earnings before interest, tax, depreciation, and amortization ("EBITDA") and funds from operations ("FFO") to assess REITs. The Company believes that NOI, EBITDA, and FFO are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, NOI, EBITDA, and FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance, and value.
NOI provides a measure of rental operations and does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
EBITDA provides a further measure to evaluate the Company's ability to incur and service debt; EBITDA also provides further measures to evaluate the Company's ability to fund dividends and other cash needs. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets.
4th Quarter Supplemental Information 22

•Net Operating Income ("NOI")
•Total Portfolio NOI - NOI is derived from property operating revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that NOI provides enhanced comparability for investor evaluation of property performance and growth over time.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP net cash provided by operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

•Same Property NOI - This is a key management tool used when evaluating performance and growth of the Company's Same Property portfolio. Same Property NOI does not include the revenues and expenses related to home sales and ancillary activities at the properties. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. For the UK segment, the Company presents Same Property NOI growth rate information on a constant currency basis to provide a framework for assessing how its underlying properties performed after excluding the effects of changes in exchange rates. The Company believes that the presentation of UK Same Property NOI on a constant currency basis helps to improve the ability to understand its performance because it excludes the effects of foreign currency volatility which are not indicative of the Company's core operating results in the region.
•Earnings before interest, tax, depreciation and amortization ("EBITDA")
•EBITDAre - Nareit refers to EBITDA as "EBITDAre" and calculates it as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs, and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs.
•Recurring EBITDA - The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA"). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow provided by / used for operating, investing, and financing activities as measures of liquidity.

4th Quarter Supplemental Information 23

•Funds from Operations ("FFO")
•FFO - Nareit defines FFO as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, real estate related impairment, and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.
•Core FFO - In addition to FFO, the Company uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of the Company's core business ("Core FFO") to evaluate our performance. These adjustments include acquisition and other transaction costs, gains and losses from the early extinguishment of debt, costs related to catastrophic weather events, net of insurance recoveries, gains and losses on foreign currency exchanges, and other miscellaneous non-comparable items.
The Company believes that FFO and Core FFO provide enhanced comparability for investor evaluations of period-over-period results. The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a financial performance measure or GAAP cash flow from operating activities as a measure of the Company's liquidity. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by Nareit, which may not be comparable to FFO reported by other REITs that interpret the Nareit definition differently. Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
4th Quarter Supplemental Information 24